REGISTRATION NO. ____-______

      SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549

              Amendment Number 1
                      to
                              Form S-1
            REGISTRATION STATEMENT
                     Under
          THE SECURITIES ACT OF 1933


            PROGOLFTOURNAMENTS.COM
 (Exact name of registrant as specified in its
                   charter)

Nevada
0273                           98-0215222
(State or other jurisdiction of     (Primary
Standard

Industrial                  (IRS Employer
incorporation or organization)  Classification
Code            Identification No.)

Number)
         3266 Yonge Street, Suite 1208
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508
  (Address, including zip code, and telephone
         number, including area code,
 of registrants principal executive offices)

Agent for Service:
With a Copy to:
Michael Levine, Vice-President
                   Progolftournaments.com
Vandeberg Johnson & Gandara
63 St. Clair Avenue, West, Suite 1704
600 University Street, Suite 2424
Toronto, Ontario M4V 2Y9 CANADA
Seattle, Washington 98101
(416) 962-4508
(206) 386-8080
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed
              sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

     If this Form is filed to register
additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]





CALCULATION OF REGISTRATION FEE

Title of                 Proposed  Proposed
each         Amount      Maximum   maximum
Amount of
class of     to be       offering  aggregate
Registra
securities   registered  price     offering
tion
to                       per unit  price
Fee
be
registered

Common       7485300      0.0085    63625.05
17.82
                            per
stock        shares       share


     No exchange or over-the-counter market
exists for Progolftournaments.com's common stock. The average price paid for Progolftournaments.com's common stock was
$.0085 per share. Progolftournaments.com believes this supports a bona fide estimate of $0.0085 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule
457(c) under the Securities Act of 1933.

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders will sell their shares "at market" should a market develop in the future.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities
Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN
THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY
US FEDERAL SECURITIES LAW TO OFFER THESE
SECURITIES USING THIS PROSPECTUS, WE MAY NOT
SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM
UNTIL THE DOCUMENTATION FILED WITH THE SEC
RELATING TO THESE SECURITIES HAS BEEN DECLARED
EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN
OFFER TO SELL THESE SECURITIES OR OUR
SOLICITATION OF YOUR OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THAT WOULD
NOT BE PERMITTED OR LEGAL.


SUBJECT TO COMPLETION

                  Prospectus
              ____________, 2000

            Progolftournaments.com

         3266 Yonge Street, Suite 1203
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508

7,485,300 Shares of Common Stock
to be sold by current shareholders

This is the initial public offering of common stock of Progolftournaments.com, and no public market currently exists for shares of Progolftournaments.com's common stock. None of the proceeds from the sale of stock in this offering will be available to
Progolftournaments.com. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. The most recent sale of Progolftournaments.com's common stock in October, 1999 at a price of $0.001 per share.

This is not an underwritten offering, and Progolftournaments.com's stock is not listed on any national securities exchange or the NASDQ
Stock Market.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
SEE RISK FACTORS BEGINNING ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities.
Any representation to the contrary is a
criminal offense.

You should rely only on the information
contained in this document.
Progolftournaments.com has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

TABLE OF CONTENTS

Risk Factors
1

Use of Proceeds
5

Determination of Offering Price
6

Dilution
6

Selling Shareholders
6

Plan of Distribution
6

Description of Capital Stock
7

Interests of Named Experts and Counsel
7

Description of Business
7

Description of Property
9

Legal Proceedings
9

Market Price of and Dividends on Capital Stock
and Related Stockholder Matters
9

Selected Financial Data
9

Managements Discussion and Analysis of
Financial Condition and Results of Operations
10

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure
11

Directors and Executive Officers
11

Executive Compensation
12

Security Ownership of Certain Beneficial Owners
and Management       12

Certain Relationships and Related Transactions
13

Disclosure of Commission Position on
Indemnification for Securities
Act Liabilities
13
Index to Financial Statements
14


DESCRIPTION OF BUSINESS

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. To date,
Progolftournaments.com's only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
Progolftournaments.com has not commenced commercial operations or received any revenue.
Progolftournaments.com has no full time
employees and owns no real estate.

Progolftournaments.com was formed to take advantage of the growing popularity of both the Internet and the game of golf itself. The concept combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes.
Progolftournaments.com believes that it has sufficient capital from its initial stock subscriptions to set up its web page and prepare to conduct weekly tournaments.
Management anticipates this process will be completed by June 30, 2000. At that time it is anticipated that some staff will be required and that additional funding may be required.
Progolftournaments.com believes that these funds will provide an advertising budget to be used outside of its projected cooperation with various segments of the golfing industry
(magazines, cable channels, and equipment manufacturers). Staff requirements will be dictated by the rate of growth of the business once tournaments are commenced.
Progolftournaments.com has already established its Website and is making final arrangements to be ready to commence business by May 1, 2000.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Progolftournaments.com.
Investing in Progolftournaments.com common stock involves a high degree of risk. Any of the following risks could adversely affect
Progolftournaments.com's business, financial condition and results of operations and could result in a complete loss of your investment.
The risks and uncertainties described below are not the only ones Progolftournaments.com may face. Additional risks and uncertainties not presently known may also impair
Progolftournaments.com's business operations.

You should not rely on forward-looking
statements because they are inherently
uncertain

You should not rely on forward-looking
statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipates, believes, plans, expects, future, intends and similar expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Progolftournaments.com's product and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Progolftournaments.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk Factors and elsewhere in this prospectus.

 .

Risks related to Progolftournaments.com's business

Progolftournaments.com's success is dependent on a number of factors that should be considered by prospective investors.
Progolftournaments.com has only recently developed its business concept and business plan. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Progolftournaments.com will provide a return on investment in the future.

Attracting Internet - using golfers may not be feasible

Progolftournaments.com was formed in September of 1999 for the purpose of exploiting a new technology into a practical and viable business utilizing the WorldWide Web. While
Progolftournaments.com was originated to take advantage of the growing popularity of both the Internet and the game of Golf, there can be no assurance that the golfing aspect of the Progolftournaments.com business will appeal to
Internet users or that the Internet aspect will appeal to golfers.

Nature of Progolftournaments.com tournaments may deter participation

The concept of Progolftournaments.com and it business plan is to market participation in golf tournaments played on the Internet. The unique feature is that participants will play the same tournament on their computer on the same golf course(s) as the professional golfers are playing that weekend. Each computer golfer will play one round on Thursday, one on Friday, one on Saturday and the final round will be played on Sunday. Although the computer tournament differs slightly with the Pro event
(more than one round can be played each day, provided each is purchased separately and there will be no cut) it may well be that home players cannot be available each of the four days of the Pro tournament to play on their PC.
This could result in a severe limitation of computer players and a severe limitation on Progolftournaments.com's profit potential.

Progolftournaments.com cooperation with major golf organizations may not attract players.

Progolftournaments.com's plans to associate itself with the four major professional tours, the PGA, the LPGA, Senior PGA and the European
PGA. One or more of these organization's tournaments may have very limited appeal to computer players. As an example, players in Europe may have limited interest in one or more of the North American based tourneys and North
American computer players may have limited interest in European events. Special international events such as the Ryder Cup, etc. may interfere with the play in the tournaments that weekend.


No guarantee of profitability.

There can be no guarantee that
Progolftournaments.com ever will be profitable.
If Progolftournaments.com does become
profitable, however, one or more of the
organizations that have indicated a willingness to cooperate in promoting the computer game (TV networks, Golf channels and golfing publications) may ask for, and
Progolftournaments.com be forced to give, a share of the revenues. Should this happen, Progolftournaments.com may be forced to give up a large share or all of the profits, thereby making the whole concept non-profitable. As an example, Progolftournaments.com expects to enter into a revenue sharing agreement with Psygnosis, Ltd., the developer of the home computer golf game that is being modified for use on the WorldWide Web. The exact percentage committed to this first revenue-sharing agreement has not yet been determined.


Progolftournaments.com may undertake investment risks shareholders might not otherwise accept

Because Progolftournaments.com has a limited time to develop a highly speculative and unproven technology or combination of technologies, management will spend a significant portion of the time it devotes to Progolftournaments.com evaluating other business opportunities that may be available.
These opportunities may be related to
Progolftournaments.com's concept, or they may be in a completely unrelated field.
Progolftournaments.com has not had discussions with any third parties regarding business opportunities but there can be no assurance that such discussions will not take place. Any asset acquisition or business combination would likely include the issuance of a significant amount of Progolftournaments.com common stock, which would dilute the ownership interest of holders of existing shares of common stock.
Depending on the nature of the transaction, Progolftournaments.com's stockholders may not have an opportunity to vote on whether to approve it. As a result,
Progolftournaments.com's management could enter into a transaction in which an investor would not want to invest. In such a case, an investor could not only lose the entire investment, but could lose it on a business decision he or she did not have an opportunity to evaluate at the time of investing in Progolftournaments.com.



Competitors could develop alternative and similar internet - based golf games.

While Progolftournaments.com has no specific knowledge on this subject, it is possible that a competitor may have or develop a product that could achieve results similar to or better than that of Progolftournaments.com.
Progolftournaments.com is aware that there are many organizations in existence that have the knowledge, technical support and financial strength to emulate the Progolftournaments.com concept without necessarily intruding on any copyrighted or proprietary intellectual property.



Progolftournaments.com may not have any
exclusive intellectual property.

The intellectual property of
Progolftournaments.com is limited to a
combination of already established
technologies. A home computer golf game is being modified for use on the Internet; credit card processing will be done by an established concern specializing in that function; basic business software will record plays and scores.
It is unclear whether or not
Progolftournaments.com has any specific
intellectual property to defend other than what it believes to be a unique combination of technologies. Even if a clear violation does occur, Progolftournaments.com may not have the financial resources to defend its intellectual property in one or more countries. This could result in a drain on revenues and cash reserves, if any.



Government regulation could adversely affect the future business of Progolftournaments.com.

With any business dependant on the WorldWide
Web, there is always a possibility that one or more governments will apply regulations that could adversely affect the business of Progolftournaments.com. In a world where governments are continually seeking new sources of revenue, there is always the possibility that regulations and/or taxes could be imposed for use of the Internet. While there is legislation in the United States that puts a moratorium on certain types of internet activities there can be no assurance that further regulation and/or licensing will not emerge in the future in the USA or in other countries around the world. Any new regulations or licensing could damage
Progolftournaments.com's business, affect the possibility of profit and perhaps the viability of Progolftournaments.com's business plan, and cause the price of its common stock to decline.



Heavy dependence on individuals who will not devote full time and attention to the affairs of Progolftournaments.com could result in delays or business failure

Howard I. Klein, Michael R. Levine and Sandy
Winick are serving as Progolftournaments.com's only officers and directors. The By-laws of Progolftournaments.com call for five directors.
The present three directors plan on adding two more board members in the near future. These directors will be selected with a view to their having the proper affiliation with one or more segments of the business, i.e. a cooperating concern or a supplier of technology.



Progolftournaments.com will be heavily
dependent upon the director's skills, talents and abilities to implement its business plan and may, from time to time, find that these individuals' inability to devote full time and attention to Progolftournaments.com's affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. The officers and directors maintain other means to earn their livelihood. It is the feeling of the Board of Directors that paying one or more of the directors as a full-time employee at this stage in the development of Progolftournaments.com would put an unreasonable amount of financial strain on its capital reserves.



Moreover, Progolftournaments.com does not have an employment agreement with Mr. Klein, Mr.
Levine or Mr. Winick and as a result, there is no assurance that they will continue to manage
Progolftournaments.com's affairs in the future.
If Progolftournaments.com should lose the services of one or all of its officers and directors, or if one or more should decide to join a competitor or otherwise compete directly or indirectly with Progolftournaments.com, this could have a significant adverse affect on Progolftournaments.com's business and could cause the price of its stock to decline. The services of Mr. Klein, Mr. Levine and Mr.
Winick would be difficult to replace. Because investors will be dependent on the performance and business judgement of management, they should carefully and critically assess these three individuals' backgrounds. See Directors and Executive Officers.



Year 2000 issues could result in reduced sales.


There is also risk associated with Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date.

The affects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure that could affect an entitys ability to conduct normal business operations.


It is not possible to be certain that all aspects of the Year 2000 Issue affecting
Progolftournaments.com, including those related to customers, cooperating organizations or other third parties, will be fully resolved.
It is possible that one or more of the
cooperating entities, for instance a golf publication that Progolftournaments.com is relying upon to promote the game or several of Progolftournaments.com's clients, may become inoperative, and cause Progolftournaments.com to incur heavy expenses or losses.



At present, due to Progolftournaments.com's developmental stage, it has no critical systems that it must test for Year 2000 compliance.
However, Progolftournaments.com cannot be certain that it will not experience unanticipated negative consequences from Year
2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could have a material adverse effect on
Progolftournaments.com's business and operating results.

Financial Risks


Progolftournaments.com has no operating history and financial results are uncertain

Progolftournaments.com has no operating history or revenues from operations.
Progolftournaments.com's only resources have come from the private sale of common stock.
Progolftournaments.com faces all the risks of a new business. It must be regarded as a new or start-up venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.



Because it has not yet begun operations, it is difficult to evaluate Progolftournaments.com's business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in Progolftournaments.com's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.



Progolftournaments.com's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

     1) identifying and acquiring several
cooperating golf-related organizations;

     2)  testing Progolftournaments.com's
concept;

     3) identifying and marketing to
prospective players;

     4) evaluation and expense of entering into a new business opportunity;

     5) the expense of delays in introducing or making any necessary adjustments and improvements to Progolftournaments.com's concept; and

     6)  general economic conditions, as well
as those specific to the related industries.



As a result of Progolftournaments.com's limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Progolftournaments.com expects to significantly increase its operating expenses to test, market, and create a solid base of participating players.



Progolftournaments.com has not achieved
profitability and expects to incur net losses for the foreseeable future and may never become profitable. This limited operating history makes it difficult to forecast its future operating results. Progolftournaments.com expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability.



If Progolftournaments.com does not become profitable, it may be unable to maintain its presence on the WorldWide Web and its Website, which would adversely affect its financial condition and prospects. If
Progolftournaments.com does achieve
profitability, it cannot be certain that it will sustain or increase it.


Because of its limited financial resources, Progolftournaments.com will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.


Progolftournaments.com will need additional financing which may not be available, or which may dilute the ownership interests of investors

Progolftournaments.com has very limited funds, and its funds are inadequate to fully implement its business plan. While it is believed that present capital reserves are enough to establish a finished website and be ready to commence play, Progolftournaments.com will require substantial additional working capital to fund its business development. It is anticipated that an ongoing advertising and promotion budget will be necessary in addition to any cross promotion arranged with cooperating concerns. Commencement of tournament play on the WorldWide Web will undoubtedly require some hiring of staff and premises will be required. Telephones,
Internet access charges, website maintenance and other office costs will add to needs for additional capital.
Management estimates that it will require between $600,000 and one million dollars additional capital.



If Progolftournaments.com raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock. If common stock is issued in return for additional funds, the price per share could be lower than that paid by present stockholders. The result of this would be a lessening of each present stockholder's relative percentage interest in
Progolftournaments.com. This condition is often referred to as "dilution".



The ultimate success of Progolftournaments.com will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Progolftournaments.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Progolftournaments.com. If not available,
Progolftournaments.com's operations would be severely limited, and it would be unable to fully implement its business plan. Growth would be severely hampered and
Progolftournaments.com would be dependent upon generated internal cash flow from sales to expand its exposure to new players and slowly implement its full business plan.



Potential business combinations could dilute stockholder value and adversely affect operating results

Progolftournaments.com may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the new investor(s). The result would be that the new shareholder(s) would control Progolftournaments.com and persons unknown could replace current management. It is uncertain whether any such replacement would continue to implement
Progolftournaments.com's current business plan.




Large stockholders of Progolftournaments.com could sell out, resulting in a change of control and/or direction.

Progolftournaments.com's significant
shareholders, namely the President, Mr. Howard
Klein, holder of 901,000 shares;  the
Treasurer, Mr. Sandy Winick with 1,475,000 shares; Ms. Mary McGowan, 2,700,000 shares;
Lynn Melanson, holding 1,000,000 shares and Carolyn McGowan, Jennifer McGowan, Ron Perlman and Charles Sciberas, each with over 400,000 shares could sell their control block to an outside party, resulting in the same type of situation mentioned above. In either case, the ownership interests of holders of existing shares of Progolftournaments.com stock could be affected adversely.



Exchange of stock for services could result in further stockholder dilution

Irrespective of whether
Progolftournaments.com's cash assets prove to be inadequate to meet its operational needs, Progolftournaments.com might seek to compensate providers of services by issuances of stock in lieu of cash. Normally, shares exchanged in lieu of cash are issued at a deep discount, which again would dilute ownership interests of present shareholders.



Sandy Winick, Treasurer and Director of
Progolftournaments.com, developer of the original concept assigned all rights and title to Progolftournaments.com for a deemed price of $1,000.00 and received in lieu of cash, one million shares of common stock at a deemed price of one mill ($0.001) per share.



Acquisition of new business combination could result in integration difficulties and disruption of business

Progolftournaments.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to Progolftournaments.com's current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses.

If Progolftournaments.com acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Progolftournaments.com.

Acquisitions also involve the need for
integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted.

Any amortization of goodwill or other assets or other charges resulting from the costs of these acquisitions could adversely affect
Progolftournaments.com's operating results.

Progolftournaments.com has only "as-needed" administration and marketing supplied without charge by its officers and directors. It anticipates building a management and marketing team when circumstances (discussed previously) permit. As a result, any acquisition or business combination negotiated could have very serious negative effects on the ability of Progolftournaments.com to develop its business plan and could result in a drop in the value of its shares.




Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which it may eventually acquire.
Progolftournaments.com does not have the capital or management resources to make any such acquisition or business combination.
Prospective investors should seriously assess the possibility that such a transaction(s) could take place before Progolftournaments.com is equipped to cope with the situation.



Some stockholders will have little or no say in some future business decisions

Progolftournaments.com's shareholders may not have an opportunity to vote on whether to enter into a business combination or acquisition.
Until Progolftournaments.com becomes a "fully reporting" company as defined in the Securities and Exchange Act of 1934, it is not obligated to circulate a Proxy Statement to its stockholders to approve or disapprove actions of the Board of Directors that could affect the future course of the company. Actions can be taken in a summary fashion by a majority of voting shares without debate or sufficient information. In the event of a business combination, acquisition, or change in shareholder control, Progolftournaments.com may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate.

In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Progolftournaments.com.

Risks Related to the Securities Market

Progolftournaments.com common stock has no prior market, and prices may decline after the effectiveness of this prospectus and subsequent resale of shares by selling shareholders.



There is no public market for
Progolftournaments.com's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all.



The trading market price of
Progolftournaments.com's common stock may decline below the price at which it was sold by selling stockholder(s). If a market should develop, the price may be highly volatile. In addition, an active public market for Progolftournaments.com's common stock may not develop or be sustained. If selling stockholders sell substantial amounts of common stock in the public market, the market price of Progolftournaments.com's common stock could fall. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of Progolftournaments.com's securities.



Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Progolftournaments.com's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Progolftournaments.com stock.



The securities of Progolftournaments.com, when available for trading, will be subject to the Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase
"accredited investors" means, in general terms, institutions with assets exceeding $5,000,000 or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouses income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchasers written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of the Company's securities to buy or sell in any market that may develop.



Investors may face significant restrictions on the resale of Progolftournaments.com stock due to state and federal laws and regulations



Because Progolftournaments.com's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Progolftournaments.com's securities. Accordingly, investors should consider the secondary market for
Progolftournaments.com's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.



In addition, the Securities and Exchange
Commission has adopted a number of rules to regulate penny stocks. Such rules include
Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-
5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934. Because
Progolftournaments.com's securities may
constitute penny stock within the meaning of the rules, the rules would apply to Progolftournaments.com and its securities. The rules may further affect the ability of owners of Progolftournaments.com's shares to sell their securities in any market that may develop for them.


Shareholders should be aware that, according to the Securities and Exchange Commission Release
No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii) boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv) excessive and undisclosed bid-ask
differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


Management of Progolftournaments.com believes it has described above all material risks known to it at this time.

USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Progolftournaments.com will not receive any proceeds from the sale of stock being offered. Directors, Mary McGowan and Lynn Melanson (affiliates due to the size of their holdings) will be restricted to selling one percent of the total issued and outstanding common stock each calendar quarter or 98,613 shares per quarter. All other stockholders will be able to sell any or all of their shares at any time they can locate a buyer.

DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing Progolftournaments.com's shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock.

DILUTION

This offering is for sales of stock by existing
Progolftournaments.com shareholders on a continuous or delayed basis in the future.
Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered.

Prospective investors should be aware, however,
that the price of Progolftournaments.com's
shares might not bear any rational relationship
to net tangible book value per share.  The
price received by selling stockholders and paid
by purchasing investors will be determined by
supply and demand.  If the demand for the
common stock of Progolftournaments.com exceeds
the available supply, the price will tend to go
up.  Conversely, if the supply exceeds the
demand, the price will tend to go down.   In
both of the above cases the change in price may have no relation to the book value of the company or its profitability or lack thereof.

SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholders account; and the amount to be owned by such shareholder following completion of the offering:


                                            No.
Percent
               Position    Number  Number   of
shares    After
Name           with        of      of
after        Sale
               Company     Shares  Shares
sale
                           Owned   Offered






731149 Ontario None        1,000   1,000    -0-
-0-
Limited
Bernie         None        2,680   2,680    -0-
-0-
Anderson
Robert Baron   None        268     268      -0-
-0-
Baroness       None        1,000   1,000    -0-
-0-
Investments
Limited
Building       None        200     200      -0-
-0-
Supplies
International
C.A.P.S        None        200     200      -0-
-0-
Consulting
William Davies None        200     200      -0-
-0-
Deep Water     None        475,000 475,000  -0-
-0-
Investment
Inc.
Geoffrey Earle None        200     200      -0-
-0-
Jan Francis    None        500     500      -0-
-0-
Mark Francis   None        500     500      -0-
-0-
Jeffrey        None        500     500      -0-
-0-
Goldberg
Maggie         None        500     500      -0-
-0-
Goldberg
Debbie Green   None        475,200 475,200  -0-
-0-
Robert         None        200     200      -0-
- 0-
Hashimoto
David Hume     None        600     600      -0-
-0-
H. Davidson    None        475,000 475,000  -0-
-0-
Construction
Inc.
Marcia Klien   None        200     200      -0-
-0-
Myer Klien     None        200     200      -0-
-0-
Raymond        None        400     400      -0-
-0-
Teaitch
Tilley Levine  None        2,000   2,000    -0-
-0-
Joy Lipson     None        600     600      -0-
-0-
Marcia Lipson  None        600     600      -0-
-0-
Magnum         None        476,000 476,000  -0-
-0-
Holdings, Ltd.
Miriam Manzo   None        200     200      -0-
-0-
Jack Martino   None        200     200      -0-
-0-
Sasha Mazzuca  None        200     200      -0-
-0-
Stefan Mazzuca None        200     200      -0-
-0-
Carolyn        None        400,300 400,300  -0-
-0-
McGowan
Jennifer       None        400,368 400,368  -0-
-0-
McGowan
Lydia McGowan  None        500     500      -0-
-0-
Mary McGowan   None        2,700,0 2,700,0  -0-
-0-
                           00      00
Robert McGowan None        300     300      -0-
-0-
Thomas McGowan None        500     500      -0-
-0-
Elizabeth      None        9,384   9,384    -0-
-0-
McLeod
Lynn Melanson  None        1,000,0 1,000,0  -0-
-0-
                           00      00
Monica Murad   None        1,000   1,000    -0-
-0-
Theodore       None        500     500      -0-
-0-
Nemetz
Ron Pearlman   None        475,000 475,000  -0-
-0-
Resource       None        200     200      -0-
-0-
Financial
Corporation
John Rosenthal None        600     600      -0-
-0-
Brian Ross     None        500     500      -0-
-0-
Sheryl Ross    None        500     500      -0-
-0-
Sandringham    None        100,000 100,000  -0-
-0-
Investments
Charles        None        476,000 476,000  -0-
-0-
Sciberras
Doris          None        200     200      -0-
-0-
Sciberras
Jeffrey        None        200     200      -0-
-0-
Sciberras
Joseph         None        200     200      -0-
-0-
Sciberras
Peter          None        200     200      -0-
-0-
Scibarras
Derek Tennant  None        1,200   1,200    -0-
-0-
Kelly Ticknor  None        600     600      -0-
-0-
Cynthia Vella- None        200     200      -0-
-0-
Zarb
Pierre Vella-  None        200     200      -0-
-0-
Zarb
Rhona Vinokur  None        500     500      -0-
-0-
Avital Weber   None        400     400      -0-
-0-
Diane Winick   None        600     600      -0-
-0-
Mark Zaretsky  None        600     600      -0-
-0-



This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.
Shareholders are not
required to sell their shares. See Plan of Distribution.





















































PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Progolftournaments.com has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Progolftournaments.com's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.



No public market currently exists for shares of Progolftournaments.com's common stock.
Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol PGLF.

DESCRIPTION OF CAPITAL STOCK

The following description of
Progolftournaments.com's capital stock does not purport to be complete and is subject to and qualified in its entirety by
Progolftournaments.com's articles of
incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.



Progolftournaments.com's authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001.
Immediately prior to this offering 9,861,300 shares of common stock were issued and outstanding. No preferred shares were issued and outstanding.



  Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Progolftournaments.com's common stock.



Preferred shares may be issued in Series; the terms and conditions of which are decided by Progolftournaments.com's Board of Directors.
Normally, preferred shares have no voting power.
Due to the fact that the Board if Directors is empowered to set all terms and conditions regarding the issuance of Preferred Stock, it is possible that the Board could confer on a series of Preferred Stock, the right to vote.
Preferred shares may or may not be entitled to a dividend and have preference (after debt) on any of the assets of Progolftournaments.com in the event of windup or dissolution.



Because the holders of shares of
Progolftournaments.com's common stock do not have cumulative voting rights, the holders of more than 50% of Progolftournaments.com's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Progolftournaments.com's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future.
In the event of liquidation, dissolution or winding up of the affairs of Progolftournaments.com, holders are entitled to receive, ratably, the net assets of Progolftournaments.com available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of
Progolftournaments.com's common stock are issued, the relative interests of existing shareholders may be diluted.

DESCRIPTION OF BUSINESS

General

Progolftournaments.com was incorporated under the laws of the State of Nevada on September 3, 1999, and is in its early developmental and promotional stages. Progolftournaments.com is not operational and its only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
Progolftournaments.com has not commenced commercial operations. Progolftournaments.com has no full time employees and owns no real estate.



The principal asset of Progolftournaments.com, referred to above is the Progolftournaments.com game itself. It was conceived and refined by a director and the Treasurer of
Progolftournaments.com, Sandy Winick and was obtained in exchange for 1,000,000 shares of common stock. An important part of the principle asset and the projected business is the name itself, "Progolftournaments.com".



Progolftournaments.com has reserved its name for use on the Internet and has begun construction of its website. The
Progolftournaments.com home page is up on the Internet and is in the process of being refined. The actual golf game that will be applied to the graphics of specific tournament sites around the world has not been put up for play.



Progolftournaments.com was formed to take advantage of the growing popularity of both the Internet and the game of golf itself. The concept combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes. The growth of the WorldWide Web, the game of golf and gaming all over the world is wrapped up in one package in the Progolftournaments.com online game. Management believes that a substantial number of the tens of millions of internet users also play golf or would play golf if given the opportunity and as a result would be likely candidates for on-line tournaments.



The Game and How it is Played

A large part of both the golfing and non-golfing public watch with interest the results of the four major golf tours in the world.
Even if they do not play the game themselves, they duly note the results of the weekend tournaments. Progolftournaments.com has developed a concept and business plan that is designed to take advantage of this widespread interest in the game of golf and the explosion of the Internet and the WorldWide Web.

The at-home computer players will have the opportunity to play the same tournaments the professional golfers are playing on the same weekend and play for real and substantial cash prizes, i.e. 50% of each entry fee will be set aside for prize money. The purse each weekend will be progressive; that is, the size of the award will increase proportionately with the number of players and entry fees collected.
Each entry in the on-line tournament will cost
$10.00. Anyone may enter more than once as long as the $10.00 fee is paid for each entry on or before Thursday of each week.



Each entrant will play four rounds (three rounds in the case of the LPGA and the Seniors events) on his computer; one on Thursday, one on Friday, one on Saturday and one final round on Sunday. These rounds will follow the same format as the Pros - one round each day, to be played any time during that twenty-four hour period. The computer players will have the same decisions to make as their pro counterparts (distance to the green, what club to use, etc.). There will be no cut in the computer tourneys, thereby giving every participant an opportunity to get into the money by pulling out a come-from-behind outstanding final round. On the actual professional golf tour, the field for the final two rounds is reduced to fewer players. This is referred to as the "cut". Having no cut in the on-line tournament will result in more play activity in the final rounds. This added chance to improve his or her standing could result in increased participation.

At the end of play each Sunday the top 100 players will share in the purse. If there is a tie for low score, a playoff will be staged on Monday to decide the winner. Practice rounds will be available to the tournament entrants at a cost of $5.00 for ten rounds or $10.00 for twenty-five rounds. Each player is able to choose the make of club he or she will use and the brand of golf ball to be used.

Anyone in the world will have an opportunity to play in the British Open or the Masters - in fact any tournament being played on the four major tours: PGA, LPGA, Senior PGA and the European tour. Whether or not participation in a Progolftournaments.com event constitutes gaming rather than a prize-winning competitive effort is another question that each jurisdiction will have to rule on individually.
There is a possibility that some jurisdictions in the world may prohibit its citizens from participating in the on-line tournaments.
Others might prohibit receiving a prize or prizes, if one or more were won. If either of the previously mentioned situations should arise, revenues could be curtailed from those jurisdictions. As in most Internet applications, there is no certain way of determining or confirming age of players.
Progolftournaments.com will include a provision in the entry form whereby the registrant confirms that he or she is of legal age.



Joint promotions are planned with the major TV networks, the major tours, golf publications and the manufacturers of golfing equipment.
Preliminary conversations have taken place with many of these enterprises. In every case, commitment was deferred until after the Website was in place and the whole on-line package could be assessed. Should all of those with whom preliminary talks have taken place, decide not to cross-promote, Progolftournaments.com would be forced to pay for most or all of its promotion. This would result in a rapid depleting of its financial resources and a pressing need for new capital injections, which may or not be available on terms acceptable to Progolftournaments.com.



Progolftournaments.com will host its own
Website. This Website will act as an outsource for partners in cross-promotion, if any. Until the Website is fully operational and is capable of being tested by potential cooperating entities, no final arrangement will be made.
If other concerns consent to cross-promote, part of the agreement is that they will outsource the Progolftournaments.com Website in return.

Industry Conditions and Competition

Progolftournaments.com does not yet know whether adapting computer golf (already very popular) and the major golf tournaments will be a feasible moneymaking venture.
Progolftournaments.com is not aware or any other concern offering the same type of game.
As mentioned above, there are several versions of computer golf software available presently.
The Progolftournaments.com technology involved, in basic terms, is the melding of the game and the weekly location; the ability to download the playable package from the Internet; the logging of scores as the games are played and the processing of credit card charges. All of the several software developers that currently offer PC based golf games have indicated that substituting specific golf course graphics and adapting their game for Internet downloading, does not put up a serious technical barrier.
All professional golf tours publish their yearly list of scheduled events well in advance. Each download requires an online purchase. Score keeping is part of the software and recording these scores on a master list does not present a serious technical challenge. There are several third party credit card processing services available.

Employees

Progolftournaments.com is a development stage company and currently has no employees.
Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. If Progolftournaments.com establishes the feasibility of their concept and successful implementation of their business plan, one or more people will be needed to handle administration, computer programming and marketing. A portion of any employee compensation likely would include the right to acquire stock in Progolftournaments.com, which would dilute the ownership interest of holders of existing shares of common stock.

Available Information

Progolftournaments.com has filed with the
Securities and Exchange Commission a
registration statement on Form S-1 with respect to the common stock offered by this prospectus.
This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which is part of the registration statement. For further information with respect to Progolftournaments.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Progolftournaments.com files may be read and copied at the Commission's public reference rooms in Washington, D.C.; New York,
New York; and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms.
Progolftournaments.com's filings with the
Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering,
Progolftournaments.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.

DESCRIPTION OF PROPERTY

Progolftournaments.com currently maintains limited office space, provided by Mr. Winick, for which it pays no rent. Its address is 3266
Yonge Street, Suite 1203, Toronto, Ontario M4N
3P6 CANADA, and its phone number is (416) 962-
4508. Progolftournaments.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

LEGAL PROCEEDINGS

Progolftournaments.com is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against Progolftournaments.com or its property contemplated by any governmental authority.

MARKET PRICE OF AND DIVIDENDS ON CAPITAL
STOCK AND OTHER SHAREHOLDER MATTERS

   No established public trading market exists for Progolftournaments.com's securities.
Progolftournaments.com has no common equity subject to outstanding purchase options or warrants. Progolftournaments.com has no securities convertible into its common equity.
There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Progolftournaments.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered.



As of November 15, 1999, there were 9,861,300
shares of common stock outstanding, held by 60 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 7,485,300 of
Progolftournaments.com's outstanding shares will be eligible for sale.




To date Progolftournaments.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future.
Payment of any dividends will depend upon Progolftournaments.com's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with Managements
Discussion and Analysis of Financial Condition and Results of Operations and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from September
3, 1999, (inception) to September 30, 1999, and the balance sheet data at September 30, 1999, are derived from Progolftournaments.com's audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.













Inception to

September 30,

1999
STATEMENT OF OPERATIONS DATA:


  Net sales                            00.00

Loss from continuing operations        9672

Loss per share from continuing
operations                              Nil

As of October 31 1999


BALANCE SHEET DATA:
Total assets                         84063


Progolftournaments.com is in its early
developmental and promotional stages. To date, Progolftournaments.com's only activities have been organizational, directed at raising its initial capital and developing its concept and business plan. Progolftournaments.com has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Progolftournaments.com expects when it begins operations. See Risk Factors, Description of Business and Managements Discussion and Analysis of Financial Condition and Results of
Operations.

MANAGEMENTS DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as anticipates, believes, plans, expects, future, intends and similar expressions to identify forward-looking statements.
Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Progolftournaments.com's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk
Factors and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with
Progolftournaments.com's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from September 3, 1999,
(inception) through September 30, 1999,
Progolftournaments.com has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act of 1933.
Progolftournaments.com received no revenues during this period.



Subsequent to this period,
Progolftournaments.com has investigated several
PC oriented computer golf games that showed promise of being adaptable to the Internet.
Final negotiations are now in progress with the software developer, Psygnosis, Ltd. of
Liverpool, Great Britain, for the adaptation of its home computer game "Pro 18 World Tour Golf".
The final contract is expected to be in place before March 31, 2000. Psygnosis, Ltd. have agreed in principal (subject to finalizing) to accept Progolftournaments.com common stock and/or a percentage of revenues as compensation.



Progolftournaments.com expects to introduce the on-line golf game one tour at a time. May 1, 2000 is the target date to have the first tour fully operational.

For the current fiscal year,
Progolftournaments.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan.
Progolftournaments.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

Progolftournaments.com remains in the
development stage and, since inception, has
experienced no significant change in liquidity
or capital resources or shareholders equity.
Consequently, Progolftournaments.com's balance
sheet as of  September 30, 1999, reflects total
assets of             $ 84,063.00, in the form
of cash, subscriptions receivable and
capitalized organizational costs.


Progolftournaments.com expects to carry out its plan of business as discussed above. In addition, Progolftournaments.com may engage in a combination with another business.
Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses
(if any) of the business entity with which it may eventually combine. Progolftournaments.com has not engaged in discussions concerning potential business combinations.

Progolftournaments.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders.
Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Progolftournaments.com or at all.
Progolftournaments.com has no commitments for capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE


Janet Loss, C.P.A., P.C. has served as
Progolftournaments.com's independent auditor since inception, and Progolftournaments.com has not had any dispute with Janet Loss C.P.A., P.C over accounting or financial disclosure.




DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Progolftournaments.com:

     Name                Age       Position

Howard I. Klein               43
President, Secretary, Director

Michael R. Levine             52        Vice
President, Director

Sandy Winick                  41
Treasurer, Director


Howard I. Klein became Progolftournaments.com's
President, Secretary and Director in September,
1999. For the past twenty years, in fact all of his adult working life, Mr. Klein has been involved with the printing and graphics industry, beginning as the proprietor of a Minuteman Press franchise in 1979. Mr. Klein has recently sold his interest and resigned his position as CEO and Managing Partner of Kleinbar Graphics, Inc. of Markham, Ontario.
He is currently the print buyer for Dupleum
Corp. Mr. Klein holds C.G.A.E. certification from Northwestern University, Evanston, IL in the fields of Production, Financial and Sales
Management.



Michael R. Levine became
Progolftournaments.com's Vice-President and
Director in September, 1999. Mr. Levine is currently the Co-founder and President of Danbury Financial Corp., an asset based lender specializing in short term loans on machinery, equipment and rolling stock. From 1985 through 1999, Mr. Levine served as President of Upper
Canada Equity Development, Inc.  He received a
BSc degree from Sir George Williams University,
Montreal, Quebec; MBA from University of
Western Ontario, London. Ontario and received the designation of Certified General Accountant in 1986.



Sandy Winick became Progolftournaments.com's
Treasurer and Director in September, 1999. He is currently Vice-President of Danbury
Financial Corp., providing liaison with
clients, negotiation of funding agreements, creating new business and monitoring that company's entire loan portfolio. For the two-year period, 1997 to 1999, Mr. Winick served as CEO of Millenia Corporation; a US publicly traded company. His duties there, in addition to day-to-day administration, included funding, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison Consulting Group from 1992 through 1996; President and CEO of
Naturally Niagara inc., a full service beverage manufacturer and distributor from 1992 to 1992 and from 1989 to 1991, President of Payless
Furniture a thirteen unit chain of furniture stores. Mr. Winick is the originator of the Progolftournaments.com concept.



The directors named above will serve until the first annual meeting of
Progolftournaments.com's shareholders.
Thereafter, directors will be elected for one-year terms at the annual shareholders meeting.
Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.



None of the Officers and Directors has any arrangements with each other regarding serving on the board. They are personal and business acquaintances and all share an avid interest in golf.
The directors and officers of
Progolftournaments.com will devote their time to Progolftournaments.com's affairs on an as needed basis. As a result, the actual amount of time, which they will devote to Progolftournaments.com's affairs, is unknown and is likely to vary substantially from month to month.

EXECUTIVE COMPENSATION

No officer or director has received any
remuneration from Progolftournaments.com.
Although there is no current plan in existence, it is possible that Progolftournaments.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the concept and business plan. Progolftournaments.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Progolftournaments.com has no employment contract or compensatory plan or arrangement with any executive officer of
Progolftournaments.com.  The directors
currently do not receive any cash compensation from Progolftournaments.com for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See Certain
Relationships and Related Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth, as of October
31, 1999, Progolftournaments.com's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Progolftournaments.com to own beneficially, more than 5% of Progolftournaments.com's common stock, and the shareholdings of all executive officers and directors as a group.


Name                                           Shares     Percent
                                               Owned      Owned

Howard I. Klein                                             9.14
                                               901,000
Michael R. Levine*

Sandy Winick **                                             19.78
                                               1,950,000
Mary McGowan*                                               27.38
                                               2,700,000
Lynn Melanson                                               10.14
                                               1,000,000
All Officers and Directors as a group                       28.92
                                               2,851,000
*  Mary McGowan is a close associate of Mr.
Levines. Ms McGowan has her own independent financial means and both she and Mr. Levine deny any beneficial ownership of each others shares.

**Includes 475,000 shares owned by Jodi
Winick, Mr. Winick's wife and which may be considered to be beneficially owned by Mr.
Winick


All shares are held of record and each record shareholder has sole voting and investment power. Progolftournaments.com knows of no one who has the right to acquire beneficial ownership in Progolftournaments.com common stock. Other than the sale of Progolftournaments.com stock contemplated by this prospectus, there are no arrangements known to Progolftournaments.com, the operation of which may, at a subsequent date result in a change of control of Progolftournaments.com
<R/>

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



No director, executive officer or nominee for election as a director of
Progolftournaments.com, and no owner of five percent or more of Progolftournaments.com's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Mr. Levine and Mr. Winick are both involved in Danbury Financial Corp., a company having no direct or indirect affiliation with Progolftournaments.com. If
Progolftournaments.com succeeds in implementing its business plan, it is not inconceivable that one or both of these individuals could become its paid employees and executives.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Progolftournaments.com's bylaws provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Progolftournaments.com pursuant to the forgoing provisions, Progolftournaments.com has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

INDEX TO FINANCIAL STATEMENTS

Progolftournaments.com Resources, Inc.
(A Development Stage Company)

Report    of    Certified   Public   Accountant
F-1


Consolidated Balance Sheet, September 30,  1999
F-2

Consolidated Statement of  Operations, for  the
period September
3,    1999    through   September   30,    1999
F-3

Consolidated Statement of Stockholders  Equity
(Deficit),
from  September 3, 1999 through  September  30,
1999                           F-4

Consolidated Statement of Cash Flows,  for  the
period from
 September 3,1999
through        September        30,        1999
F-5

Notes       to       Financial       Statements
F-6 F-7


                  Prospectus


            PROGOLFTOURNAMENTS.COM

        3266 Yonge Street,  Suite 1203
       Toronto, Ontario M4N 3P6, CANADA
                (416) 962-4508

       7,485,300 Shares of Common Stock
      to be sold by current shareholders

Progolftournaments.com has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Progolftournaments.com have not changed since the date hereof.

Until _____________ ___, 1999 (90 days after
the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus.
This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.
   PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and
Distribution.

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee
35
Printing and engraving expenses
5000
Attorneys' fees and expenses
9000
Accountants' fees and expenses
1500
Transfer agent's and registrar's fees and expenses
500
Miscellaneous
965
Total
17000

Item 14. Indemnification of Directors and
Officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such persons costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Progolftournaments.com, filed as
Exhibit 3.2, provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Progolftournaments.com, absent a finding of negligence or misconduct in office. Progolftournaments.com's Bylaws also permit Progolftournaments.com to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Progolftournaments.com has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered
Securities.

Set forth below is information regarding the issuance and sales of Progolftournaments.com's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

(a)  On September 3, 1999,
     Progolftournaments.com issued 1,000,000 shares of common stock to an officer and director in exchange for his development of the concept and business plan and his assigning of all of his proprietary rights to those two items. The issuance of the shares was exempt from registration under Regulation S of the Securities Act of 1933

(b)  On September 30, 1999,
     Progolftournaments.com issued a total of
     8,861,300 shares of common stock to
     shareholders, in addition to the issuance for the concept and preliminary business plan. Total consideration for these shares was $ 83,004.
     Progolftournaments.com's shares were
     valued from $ 0.001 per share to $ 0.50
     per share. The issuance of these shares was exempt from registration under
     Regulation S of the Securities Act of
     1933.



Item 16(a). Exhibits.

Exhibit   Name

3.1       Articles of Incorporation
3.2       Bylaws
5.1       Opinion re: Legality
23.1      Consent of Independent
          Auditors
23.2      Consent of Counsel (see
          Exhibit 5.1)
27.1      Financial Data Schedule


Item 16(b). Financial Statement Schedules
As of September 30, 1999,
Progolftournaments.com:
   has no valuation or qualifying accounts
    does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein has one subsidiary
   has no investments in mortgage loans on
  real estate.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

          (1)  To file, during any period in
     which offers or sales are being made, a
     post-effective amendment to this
     registration statement:

               (a)  To include any prospectus
          required by section 10(a)(3) of the
          Securities Act of 1933;

               (b)  To reflect in the
          prospectus any facts or events
          arising after the effective date of
          the registration statement (or the
          most recent post-effective amendment
          thereof) which, individually or in
          the aggregate, represent a
          fundamental change in the information
          set forth in the registration
          statement. Notwithstanding the
          foregoing, any increase or decrease
          in volume of securities offered (if
          the total dollar value of securities
          offered would not exceed that which
          was registered) and any deviation
          from the low or high end of the
          estimated maximum offering range may
          be reflected in the form of
          prospectus filed with the Commission
          pursuant to Rule 424(b) if, in the
          aggregate, the changes in volume and
          price represent no more than 20%
          change in the maximum aggregate
          offering price set forth in the
          "Calculation of Registration Fee"
          table in the effective registration
          statement; and

               (c)  To include any material
          information with respect to the plan
          of distribution not previously
          disclosed in the registration
          statement or any material change to
          such information in the registration
          statement.

          (2)  That, for the purpose of
     determining any liability under the
     Securities Act of 1933, each such post-
     effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by
     means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

          (4)  That, for purposes of
     determining any liability under the
     Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
     Securities Exchange Act of 1934 that is
     incorporated by reference in the
     registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities
Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, CANADA, on November 15, 1999.


PROGOLFTOURNAMENTS.COM


/s/ Howard I. Klein
By Howard I. Klein
Its President


Pursuant to the requirements of the Securities
Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

s/s Howard I. Klein    President, Secretary and
Director  Date:  ____________
Howard I. Klein

s/s Michael R. Levine       Vice President and
Director
Date:  ____________ Michael R. Levine

          s/s Sandy Winick       Treasurer and
Director       Date:  ____________
          Sandy Winick
          PROGOLFTOURNAMENTS.COM AND SUBSIDIARY

       (A Development Stage Enterprise)






                          AUDIT REPORT

                       September 30, 1999























                    Janet Loss, C.P.A., P.C.
          Certified Public Accountant
              3525 South Tamarac Drive, Suite 120
                     Denver, Colorado 80237

             PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
                (A Development Stage Enterprise)

         INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM
PAGE

Report of CertifiedPublic Accountant         F-
1


Consolidated Balance Sheet, September 30, 1999
                                            F-2

Consolidated Statement of
Operations, for the period September
3, 1999 through
September 30, 1999                           F-
3

Consolidated Statement of Stockholders
Equity (Deficit), from September
3, 1999 through
September 30, 1999                            F-
4

Consolidated Statement of Cash Flows,
For the period from September
3, 1999 through
           September          30,          1999
F-5

Notes to Financial Statements             F-6 F-
                       7
















           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
      3525 South Tamarac Drive, Suite 120
            Denver, Colorado 80237
                (303) 220-0227




Board of Directors
PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
3266 Yonge Street, #1203
Toronto, ON  M4N3P6 Canada



I  have  audited the accompanying  Consolidated
Balance  Sheet  of PROGOLF TOURNAMENTS.COM  AND
SUBSIDIARY (A Development Stage Enterprise)  as
of  September  30,  1999 and  the  Consolidated
Statements of Operations, Stockholders Equity,
and Cash Flows for the period from September 3,
1999  (Inception) through September  30,  1999.
My  examination  was  made in  accordance  with
generally  accepted  auditing  standards,   and
accordingly,   included  such  tests   of   the
accounting records and such other auditing procedures as we considered necessary in the circumstances.

In   my  opinion,  the  consolidated  financial
statements  referred  to above  present  fairly
accurately,  in  all  material  respects,   the
financial  position of PROGOLF  TOURNAMENTS.COM
AND SUBSIDIARY (A Development Stage Enterprise) as of September 30, 1999, and the results of its consolidated operations and changes in its cash flows for the period from September 3, 1999 (Inception) through September 30, 1999, in conformity with generally accepted accounting principles applied on a consistent basis.




Janet Loss, C.P.A., P.C.

November 24, 1999







                      F-1
     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

          CONSOLIDATED BALANCE SHEET
              September 30, 1999
      ASSETS

CURRENT ASSETS:

  Cash in checking             $    76,578
Common Stock Subscription
Receivable                         6,426

     TOTAL CURRENTS ASSETS       83,004

OTHER ASSETS:
  Organizational Costs,
   net of amortization              1,042

     TOTAL ASSETS                   84,046

     LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

  Accounts Payable, trade               260

STOCKHOLDERS EQUITY:
  Preferred Stock, $0.001 par
  Value; 10,000,000 shares
  Authorized, none issued            0

  Common Stock, $0.001 par
   Value; 50,000,000 shares
  Authorized, 9,861,300 shares
  Issued and outstanding                9,861

  Additional Paid-In capital        85,080

  Retained earnings (Deficit)      (11,155)

  Total Stockholders Equity        83,786

     Total Liabilities and
     Stockholders Equity                84,046
The accompanying notes are an integral part of the financial statements.
                      F-2

     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

      CONSOIDATED STATEMENT OF OPERATIONS

For   the   period  from  September   3,   1999
(Inception)
 Through September 30, 1999




REVENUES:                            29


OPERATING EXPENSES:
  Amortization Expense                  18
  Consulting and Promotional Expense   1,466
  Legal and Accounting Expenses        5,500
  Professional Fees                 4,200
Total Operating Expenses             11,184

  NET (LOSS)                      (11,155)

  NET (LOSS) PER
  SHARE OF COMMON STOCK             (.0011)

Weighted Average
Number of shares
Outstanding                   9,861,300















The accompanying notes are an integral part of the financial statements.
                      F-3
     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY
                   (DEFICIT)

     For the period from September 3, 1999
                  (Inception)
          Through September 30, 1999


                                                (Deficit)
                 Common                         Accumulated
                  Stock                                      Total
                Number of   Common    Additional  During the Stockholders
                 Shares      Stock               Development
                            Amount    Paid-In                 Equity
                                      Capital        Stage
(Deficit)


 Balance        0          0            0         0           0
 September 3,
 1999


 Shares
 issued for    8,861,300   8,861        0         85080            93,941
 cash,
 September 3,
 1999


 Shares
 issued for
 services,                 1,000        0         0
 September 3,  1,000,000                                            1,000
 1999


 Net (Loss)
 for the
 period ended
 September 3,
 1999          0           0             0        (11155)          (11,155)


 Balances
 September,30  9,861,300   9,861         85,080   (11,155)          83,786
 , 1999



     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)

     CONSOLIDATED STATEMENT OF CASH FLOWS
     For the period from September 3, 1999
     (Inception)Through September 30, 1999

CASH FLOWS FROM OPERATING
ACTIVITIES:

Net           (Loss)                 (11,155)

Adjustments to Reconcile
Net (Loss) to Cash Flow From
Operating Activities:
  Increase in Common Stock
  Subscription Receivable             (6,426)

Increase in organizational costs      (1,060)

Increase in accounts  payable         260

  Amortization                          18

  Net cash provided (Used)
       By operating activities        (18,363)

CASH FLOWS FROM FINANCING
ACTIVITIES:

Issuance of Common
Stock                                 94,941

NET INCREASE IN CASH                  76,578

Cash, Beginning of the period         0

Cash, end of the period               76,578



The accompanying notes are an integral part of the financial statements.
                      F-5


     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)
         NOTES TO FINANCIAL STATEMENTS
              September 30, 1999

NOTE I  ORGANIZATION AND HISTORY

Progolftournaments.com was organized under the laws of the State of Nevada on September 3, 1999 and has been in the development stage since its formation. The wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC. is an Ontario-Canada Corporation incorporated
September 29, 1999.

Progolftournaments.coms only activities have been organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.

NOTE II  SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

The financial statements have been prepared and presented in accordance with US G.A.A.P.

Development Stage Activities

Progolftournaments.com has been in the
development stage since its inception.

Basis of Financial Statements

The financial statements reflect the assets and liabilities of PROGOLF TOURNAMENTS.COM, a
Nevada Corporation, and its wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC., an
Ontario Corporation, incorporated September 3,
1999 and September 29, 1999, respectively.
Progolftournaments.com Financial Statements were prepared and are presented in accordance to US G.A.A.P.

These financial statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these financial statements. All material intercompany accounts and transactions have been eliminated.

Accounting Method

Progolftournaments.com records income and expenses on the accrual method.


                      F-6



    PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
       (A Development Stage Enterprise)
                       bg
         NOTES TO FINANCIAL STATEMENTS
              September 30, 1999

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit and highly liquid investments with maturities generally of three months or less.

Organizational Costs

Costs        incurred       in        organizing
Progolftournaments.com are being amortized over a sixty-month period.

Use of Estimates

The  preparation  of  Financial  statements   in
conformity  with  generally accepted  accounting
principles requires management to make estimates
and assumptions that affect the reported amounts
of  assets  and  liabilities and  disclosure  of
contingent assets and liabilities at the date of
the   financial  statements  and  revenues   and
expenses during the reported period. Actual results could differ from those estimates.

Currency Exchange

The Financial statements are presented in dollar amounts based on United States Currency
Exchange.

Fiscal Year

Progolftournaments.com adopted a fiscal year end of September 30th.

NOTE III - SUBSEQUENT EVENT.

Subscriptions receivable in the amount of $
6,426.00 were received by the Company, the final being received October 10, 2000.



                      F-7




                 EXHIBIT  5.1






            OPINION AS TO LEGALITY

               December 3, 1999

Progolftournaments.com
1177 West Hastings
Suite 2110
Vancouver, BC  V6E 2K3
CANADA

     Re:  Progolftournaments.com Registration
Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for
Progolftournaments.com, a Nevada corporation
(the "Company"), in connection with the
preparation of the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission(the
"Commission") pursuant to the Securities Act of 1933, as amended (the"Act"), relating to the public offering (the "Offering") of up to 2,500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the
Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's
Articles of Incorporation; (c) the Company's
Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.
In our examination, we have assumed the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the
opinion that the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the use of this
opinion as an Exhibit to the Registration
Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel in the Registration Statement.

                                Very truly
                                yours,

                                VANDEBERG
                                JOHNSON &
                                GANDARA



                                James L.
                                Vandeberg

VEO:lmt








                 EXHIBIT 23.1









        CONSENT OF INDEPENDENT AUDITORS



           Janet Loss, C.P.A., P.C.
          Certified Public Accountant
            1777 S. Harrison Street
                  Suite 2100
               Denver, CO 80210


The Board of Directors
Progolftournaments.com and Subsidiary
3266 Yonge Street, Suite 1203
Toronto ON M4N 3P6 Canada

Dear Sirs:

This letter will authorize you to include the Audit of your company dated September 30, 1999 and the Audit Report dated November 24, 1999 in the Registration Statement currently under review with the Securities and Exchange
Commission.


Yours Truly,


Janet Loss, C.P.A., P.C.

February 22, 2000